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                                                                    EXHIBIT 23.2



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 19, 2001, accompanying the financial statements of Mirenco, Inc. contained in the Registration Statement and

Prospectus filed on May 2, 2001.  We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



/s/ GRANT THORNTON LLP

Kansas City, Missouri
May 2, 2001